Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE Contacts INVESTORS Tom White 423 294 8996 MEDIA Jim Sabourin 423 294 6043

Unum Group completes senior notes offering

CHATTANOOGA, Tenn. (March 14, 2014) – Unum Group (NYSE: UNM) announced today that it has completed an offering of senior notes. A total of $350 million aggregate principal amount of 10-year senior notes was issued today with an annual coupon rate of 4.000 percent. The net proceeds are expected to be used for general corporate purposes, which may include refinancing future bond maturities.

J.P. Morgan Securities LLC, SunTrust Robinson Humphrey Inc. and Wells Fargo Securities LLC were joint book-running managers.

A prospectus supplement, dated March 11, 2014, and the accompanying base prospectus, dated Nov. 10, 2011, relating to the senior notes may be obtained by searching the company’s filings on the U.S. Securities and Exchange Commission’s website at www.sec.gov or by visiting the SEC Filings page on the Investors section of the company’s website at www.investors.unum.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of the senior notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying base prospectus.

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ABOUT UNUM GROUP

Unum Group is a leading provider of financial protection benefits in the United States and the United Kingdom. Unum’s portfolio includes disability, life, accident and critical illness coverage, which help protect millions of working people and their families in the event of an illness or injury. The company reported revenues of $10.35 billion in 2013 and provided more than $6 billion in benefits last year.

For more information visit us at www.unum.com or connect with us at www.facebook.com/unumbenefits, www.twitter.com/unumnews and www.linkedin.com/company/unum

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

SAFE HARBOR STATEMENT

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements, including statements about the possible use of proceeds, are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) unfavorable economic or business conditions, both domestic and foreign; (2) sustained periods of low interest rates; (3) fluctuations in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality rates, and offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of claims operational processes, and changes in government programs; (4) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (5) investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities; (6) the failure of cyber or other information security systems, as well as the occurrence of events unanticipated in our disaster recovery systems; (7) ineffectiveness of our derivatives hedging programs due to changes in the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation; (8) increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors; (9) changes in our financial strength and credit ratings; (10) damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures; (11) actual experience that deviates from our assumptions used in pricing, underwriting, and reserving; (12) actual persistency and/or sales growth that is higher or lower than projected; (13) changes in demand for our products due to, among other factors, changes in societal attitudes, the rate of unemployment, consumer confidence, and/or legislative and regulatory changes, including healthcare reform; (14) effectiveness of our risk management program; (15) contingencies and the level and results of litigation; (16) changes in accounting standards, practices, or policies; (17) fluctuation in foreign currency exchange rates; (18) ability to generate sufficient internal liquidity and/or obtain external financing; (19) availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us; (20) recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets; and (21) terrorism, both within the U.S. and abroad, ongoing military actions, and heightened security measures in response to these types of threats.

For further discussion about risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended Dec. 31, 2013. The forward-looking statements in this press release are being made as of the date of this press release, and the company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

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